Exhibit 4.27

Summary of Economic Terms of Loan Agreements dated January 14, 2016

Lender: Bank Leumi Le'Israel Ltd. (the “Bank”)

Borrower: BOS-Dimex Ltd.

Principal Amount of Loan	NIS 5,788,600 comprised of NIS 2,365,812 (Dimex Loan A) and NIS 3,422,788 (Dimex Loan B)
Loan Currency	NIS
Term	36 months
Principal payment	Dimex Loan A – Monthly payment Dimex Loan B – Balloon loan
Interest payment	Paid monthly
Interest rate	Prime plus 3.81%

1.	Security Interests. The security interests granted by BOS-Dimex to the Bank in connection with its previous loans shall remain in full force and effect, as follows:

A.	A first priority floating charge on the Company’s assets and rights and a first priority fixed charge on the Company’s unpaid share capital of the Company and its goodwill which was created on December 2, 2007 and was registered as “Charge number 4” on the Israeli Registrar of Companies’ records (the “ROC Records”);

B.	A first priority floating charge on the Company’s assets and rights and a first priority fixed charge on the Company’s unpaid share capital of the Company and its goodwill which was created on March 9, 2008 and was registered as “Charge number 5” on the ROC Records;

C.	A first priority floating and fixed charge on checks and deeds created on February 9, 2009 and registered as “Charge number 6” on the ROC Records;

D.	A first priority fixed charge on all Company funds and rights in deposits and accounts No. 148200/80 in the Bank’s business branch No. 671 in Rishon Le’zion, that was created on February 26, 2013 and was registered as “Charge number 10” on the ROC Records; and

E.	A first priority fixed charge on all chattel detailed in the addendum to the deed of pledge and on all related rights including existing insurance rights and/or future insurance rights derived from the insurance policy on such chattel, created on May 27, 2015 and registered as “Charge number 12” on the ROC Records.

F.	A first priority pledge on all rights of BOS-Dimex pursuant to its Agreement for the Sale of Business Operations with iDnext Ltd. and Next-Line Ltd. of January 1, 2016. Pledge was created on December 21, 2015 and was registered as “Charge number 13” on the ROC Records.

G.	A first priority pledge on all rights of BOS-Dimex pursuant to its Service Agreement with iDnext Ltd. and Next-Line Ltd. of November 24, 2015. Pledge was created on December 21, 2015 and was registered as “Charge number 14” on the ROC Records.

2.	BOS-Dimex undertook not to make any investments without the prior written consent of the Bank, except for investments in the ordinary course of business and in an aggregate amount not exceeding NIS 200,000 per year.

3.	In an event of an investment in the share equity of BOS, BOS-Dimex and/or BOS-Odem, 50% of the proceeds of such investment shall be applied towards repayment of the Dimex Loan A and Odem Loan A (as defined below).

4.	In the event that the EBDITA in any of the calendar years 2016, 2017 and 2018 (according to the audited financial statements for the respective year) is greater than the amounts set forth below, the excess amount shall be applied towards repayment of Dimex’ Loan B:

Year	EBDITA
2016	US$940,000
2017	US$1,040,000
2018	US$980,000

5.	In an event that BOS-Dimex will receive an Israeli-government sponsored loan, 75% of the proceeds of such loan shall be applied towards payment on account of the Dimex Loan A and the Odem Loan A, in equal shares.

Borrower: BOS-Odem Ltd.

Principal	NIS 8,724,060 comprised of NIS 2,365,812 (Odem Loan A) and NIS 6,358,248 (Odem Loan B)
Loan Currency	NIS
Term	36 months
Principal payment	Odem Loan A – Monthly payment Odem Loan B – Balloon loan
Interest payment	Monthly
Interest rate	Prime plus 3.81%

1.	Security Interests. The security interests granted by BOS-Odem to the Bank in connection with its previous loans shall remain in full force and effect, as follows:

A.	A first priority floating charge on the Company’s assets and rights and a first priority fixed charge on the Company’s unpaid share capital of the Company and its goodwill which was created on June 3, 1992 and was registered as “Charge number 1” on the ROC Records;

B.	A first priority floating and fixed charge on checks and deeds created on May 8, 1994 and registered as “Charge number 2” on the ROC Records;

C.	A charge on funds and rights that the Company may receive from its clients from time to time, and/or deeds that will be deposited at the Bank, that was created on June 15, 2005 and was registered as “Charge number 7” on the ROC Records;

D.	A first priority fixed charge on all Company funds and rights in deposits and accounts No. 120800/08 and/or in deposits and accounts that may replace the abovementioned account, and all consideration, incomes and rights derived from the accounts and/or funds, that was created on May 6, 2008 and was registered as “Charge number 9” on the ROC Records;

E.	A first priority fixed charge on all Company funds and rights in deposits and accounts No. 120800/08 in the Bank’s business branch No. 671 in Rishon Le’zion and/or in deposits and accounts that may replace the abovementioned account, and all consideration, incomes and rights derived from the accounts and/or funds, that was created on February 26, 2013 and was registered as “Charge number 14” on the ROC Records; and

F.	A first priority fixed charge on all chattel detailed in the addendum to the deed of pledge and on all related rights including existing insurance rights and/or future insurance rights derived from the insurance policy on such chattel, created on May 11, 2015 and registered as “Charge number 16” on the ROC Records.

2.	BOS-Odem undertook not to make any investments without the prior written consent of the Bank, except for investments in the ordinary course of business and in an aggregate amount not exceeding NIS 200,000 per year.

3.	In an event of an investment in the share equity of BOS, BOS-Dimex and/or BOS-Odem, 50% of the proceeds of such investment shall be applied towards repayment of the Odem Loan A and Dimex Loan A.

4.	In the event that the EBDITA in any of the calendar years 2016, 2017 and 2018 (according to the audited financial statements for the respective year) is greater than the amounts set forth below, the excess amount shall be applied towards repayment of Odem’s Loan B:

Year	EBDITA
2016	US$800,000
2017	US$715,000
2018	US$715,000

5.	In an event that BOS-Odem will receive an Israeli-government sponsored loan, 75% of the proceeds of such loan shall be applied towards payment on account of the Odem Loan A and Dimex Loan A, in equal shares.

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Appendix 6.1.1 to BOS-Dimex’ Loan Agreement

To

Bank Leumi Le’Israel Ltd.

To Whom It May Concern:

Whereas as one of the conditions for the provision of credit, bank services, and the receipt of various undertakings and guarantees from us, the undersigned, BOS-Dimex Ltd. (the “Company”), you requested that we sign this document, and we have agreed to the same;

Therefore, we hereby declare and undertake as follows:

1.	Financial Covenants

We agree that providing credit and bank services to our Company and/or for our guarantee, and their continued management, will be contingent on our Company’s compliance with the following financial covenants at all times:

1.1.	In each of the calendar years listed on the table below, the operating profit to service the debt of the Company will not be less than the amount listed on the table below beside each relevant year:

Year	EBITDA
2016	USD 920,000
2017	USD 1,015,000
2018	USD 960,000

A deviation of up to 15% will not be considered to be a violation of the aforesaid condition.

1.2.	In each of the calendar years listed on the table below, the debt coverage ratios of the Company will not exceed the amount listed on the table below, beside each relevant year:

Year	Debt Coverage Ratio (*)
2016	2.57
2017	1.77
2018	1.31

(*) Excluding debt of the Company to sellers of activity of Next Line Ltd. and iDnext Ltd., pursuant to Section 6.2 of the agreement dated November 24, 2015 between the Company and the aforesaid companies.

In the event of a deviation in EBITDA of up to 15% of the values listed in Section 1.1 above, due to which a deviation occurs in the debt coverage ratios in any year, the aforesaid deviation will not be considered to be a violation of this condition.

1.3.	In each of the calendar years listed in the table below, the Company’s equity will not be less than the amount listed on the table beside the same relevant year:

Year	Equity (*)
2016	USD 5,304,000
2017	USD 5,683,000
2018	USD 6,023,000

(*) In the event that during 2015, a decrease in intangible assets is recorded in the financial statements, the values listed on the table will be updated accordingly.

In this Section 1, the following terms shall be defined as follows:

“Financial Statements” shall mean – the annual financial statements of the Company on a solo basis, published by the Company in accordance with the generally accepting accounting standards, including, inter alia, a balance sheet, income statement, statement of cash flow, statement of changes to equity and any other report or note required under the accounting standard rules and/or by any of the competent authorities.

“Operating Profit to Service the Debt (EBITDA)” – the aggregate amount of operating profit from ongoing activity, pursuant to the most recent annual financial statements, before financing expenses (interest, linkage differentials, exchange rate and currency differentials and fees) and taxes, in addition to depreciation and amortization expenses recorded in the same period. For the avoidance of doubt, the definition of the EBITDA will not include sections in accordance with the following:

a.	Revaluation gains/losses of real estate for investment.

b.	Capital gains/losses.

c.	Investment revaluation gains/losses.

d.	Gains from the elimination of negative goodwill.

e.	Management fees to the parent company of B.O.S. Better Solutions Ltd. – insofar as the management fees are recorded as an expense in the Company’s profit and loss statement, provided that the amount thereof does not exceed the amount set forth for management fees which, when paid, are excluded from the letters of subordination that the Company and its shareholders have signed and/or will sign vis-à-vis the Bank.

“Debt Coverage Ratio” – the amount received from the division of the aggregate amount of the balance of the liabilities towards banks, financial institutions, bondholders and other lenders of any kind, including debt to shareholders/affiliates that is not discounted (*), with the Operating Profit to Service the Debt.

(*) Excluding debt of the Company to the sellers of the activity of Next-Line Ltd. and iDnext Ltd. under Section 6.2 of the agreement dated November 24, 2015, between the Company and the aforesaid companies.

“Equity” – equity as presented in the financial statements including paid up share capital, undistributed surplus and reserves.

1.4.	The financial covenants determined in Sections 1.1-1.3 above (hereinafter: the “Financial Covenants”) are based on accounting standards, accounting rules, accounting estimates and policy (hereinafter: the “Accounting Treatment”), as applied in the Company’s most recent financial statements, as of the date of this document (hereinafter: the “Recent Financial Statements”).

Accounting Treatment that is different from that on the basis of which the Recent Financial Statements were prepared, including but not only due to the application of the IFRS (international financial reporting standards), new/other/any accounting standards in Israel or abroad, changes to estimates and/or changes to accounting policy (all of the above will be hereinafter, jointly and severally, the “New Accounting Measurements”), may lead to changes that impact the Financial Covenants.

Therefore, the Company agrees as follows:

At any time in which it appears to the Bank, at its sole discretion, that changes have occurred and/or will occur in the Company’s financial statements due to New Accounting Measurements, the Bank may, after consulting with the Company but without being required to receive the Company’s consent, notify the Company of the changes that the Bank requires in the Financial Covenants (hereinafter: the “Amended Financial Covenants”), in order to adjust them to the changes as stated, with the intention of adjusting them to the original financial purpose based on which the Financial Covenants were determined.

In a case in which the Bank notifies the Company of Amended Financial Covenants, they will bind the Company as of the date on which the Bank’s notice was provided, and this document will be considered to include the Amended Financial Covenants, as of the delivery of the Bank’s notice.

1.5.	In addition, and without derogating from the above, it is agreed that in the fourth quarter of 2018, updated financial covenants will be set that will apply to the Company as of 2019 and thereafter.

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2.	Undertaking to refrain from changing ownership and control of the Company

We undertake that there will be no change to the holdings percentages of the shareholders in the share capital and voting rights in the Company compared to the current percatnages on the signing date of this document, without the prior written consent of the Bank.

“Control” for the purpose of this document is as defined in the Israeli Securities Law, 5728-1968.

3.	Undertaking to refrain from performing a merger

We undertake not to perform, undertake to perform or initiate any proceedings to perform a merger with another/other corporation/s or to perform a split without the prior written consent of the Bank to the same. For the same purpose, we undertake to immediately provide the Bank with any information and document that the Bank requires, at its discretion, in order to determine its position regarding the merger.

The Company’s undertakings as stated in this section above apply both regarding a merger under the Eighth Part or the Ninth Part of the Companies Law, 5759-1999 and regarding any action that results in the acquisition of substantially all assets of the Company by another person or corporation, or any action in consequence of which shares of the Company are acquired that grants the purchaser control of the Company, or any action in consequence of which the Company, directly or indirectly, acquires substantially all assets of another corporation, or shares of another corporation that grants it control over the same corporation.

4.	Undertaking to furnish financial statements

We undertake to provide you with the following reports:

4.1.	By no later than April 30 of each year, annual financial statements of the Company, on a consolidated basis as well as of the Company alone, including, inter alia, a balance sheet, income statement, cash flow and any other report required by the competent authorities (hereinafter: the “Financial Statements”), annual, audited by a certified external accountant, and referring to December 31 of the previous year.

4.2.	By no later than 45 days from the end of each quarter, quarterly financial statements of the Company on a consolidated basis, relating to the recently ended quarter.

4.3.	By no later than 30 days from the end of each quarter, reports signed and approved by the CFO of the Company regarding inventory, receivables, liabilities of the Company to the bank system, and payables of the Company. The aforesaid reports will include, inter alia, the following details as well:

4.3.1.	A floating charge report, such as the sample attached.

4.3.2.	Inventory report – including details regarding the raw materials, raw materials in transit (paid for by the Company), work in progress, ancillary materials, and finished products. Additionally, reports regarding the aforesaid inventory components will include details regarding the credit of the Company’s suppliers for the inventory components and details regarding the credit secured by bank guarantees.

4.3.3.	Receivables report – including details of receivables in Israel and abroad, checks and deeds for collection, advances from customers (that are not provided against a bank guarantee) and details about aging of receivables and names of the main customers.

4.3.4.	Report of the total liabilities to the bank system and other creditors (detailed based on each of the banks and other creditors separately) – including details regarding short-term credit (including from the State of Israel), long term loans, documentary import credit of the Company, guarantees and total credit.

4.3.5.	Report of additional debt balances – including details of debts to employees (for wages, vacation, severance and pension), provisions to income tax originally for the employees, debts to local authorities and debts to government institutions (such as income tax, purchase tax, national insurance, property tax, etc.).

4.3.6.	Report of suppliers – including detail regarding suppliers in Israel, suppliers abroad and details regarding aging suppliers and listing names of the main suppliers.

4.3.7.	Report of budget versus actual performance.

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4.4.	Before the end of each calendar year, the Company undertakes to provide the Bank with a budget for the subsequent calendar year; however, providing the aforesaid annual budget to the Bank by no later than January 30 of each subsequent year will not be considered to be a violation.

4.5.	By no later than 14 business days from the publication of any financial report, approval of an accountant of the Company or the CFO of the Company, at the Company’s selection, regarding its compliance with the financial covenants set forth in this document, which will include an attached explanation and calculation regarding the manner with which the Company complied with the aforesaid financial covenants.

4.6.	At the request of the Bank, any document, report or additional information in addition to other clarifications, insofar as required, including and without derogating from the generality of the above, a detailed business plan and reports that the Company will provide to its shareholders, all in the manner and form requested by the Bank.

5.	Undertaking to furnish additional reports

We undertake to provide you with a copy of any approval, notice, report or other document that we are required to provide the Companies Registrar and/or the Securities Authority under any law, upon its delivery to the Companies Registrar and/or Securities Authority as stated.

6.	Undertaking to refrain from issuing bearer securities

We undertake not to issue bearer certificates without the Bank’s prior written consent.

We declare that as of the signing of this document, the Company has not issued bearer securities.

7.	Undertakings vis-à-vis third parties

a.	We undertake to notify the Bank, a reasonable time in advance and in writing, of our intention to make undertakings towards any third party, including but not limited to by way of an issuance, which do or may limit, in any manner, our right to create securities in favor of the Bank that are required and/or may be required to secure credit and/or existing and/or anticipated services of the Bank, and to provide the Bank with the wording of the undertaking as stated before its final formation. We are aware that undertakings towards a third party as stated may cause termination and/or reduction of the credit limits before they expire and/or terminate an undertaking to provide credit and/or bank services, if provided and/or will be provided, and we agree to the same.

b.	We undertake to notify the Bank, a reasonable time in advance and in writing, of our intention to undertake, towards any third party, including but not limited to by way of an issuance, financial covenants the breach of which would or may entitle the same third party to call our debts for immediate repayment. In such a case, the Bank may, at its discretion, notify us of the changes required to the covenants that we have undertaken vis-à-vis the Bank (the “Amended Covenants”), and at the Bank’s request, the Amended Covenants will bind us, as of the date on which the aforesaid notice was provided.

8.	Validity of the undertakings

Our aforesaid undertakings will remain in force as long as we owe or will owe you any amounts on account of the loans, credit and/or other bank services that you have provided and/or will provide us in the future and/or as long as the undertakings and guarantees towards you or for your benefit is in force.

In any event in which we fail to meet the Financial Covenants, in whole or in part, or if we violate any of the other undertakings set forth in this document above, in whole or in part – in addition to any other remedy to which we will be entitled under any law or under any other undertaking of ours towards you, included or that will be included in any document – you may call all or part of our debts and undertakings towards you for immediate repayment, and you may collect them from us in addition to any amount that, in the Bank’s opinion, may cover the losses and/or expenses incurred by the Bank as a result of calling for immediate repayment as stated.

It is clarified that failure to take proceedings by the Bank for a breach of a previous undertaking or non-fulfillment of one or more of our undertakings towards the Bank, whether the same undertaking is included in this document or is included or will be included in another document, will not be considered to be abandonment or waiver on the Bank’s part of its rights and/or justification or a pretext for the continued existence of the breach and/or the existence of any additional breach or additional non-fulfillment of any condition or undertaking of ours as stated.

Sincerely,

Bos Dimex Ltd.

Appendix 6.1.1 to BOS-Odem’s Loan Agreement

To

Bank Leumi Le’Israel Ltd.

To Whom It May Concern:

Whereas as one of the conditions for the provision of credit, bank services, and the receipt of various undertakings and guarantees from us, the undersigned, BOS-Odem Ltd. (the “Company”), you requested that we sign this document, and we have agreed to the same;

Therefore, we hereby declare and undertake as follows:

1.	Financial Covenants

We agree that providing credit and bank services to our Company and/or for our guarantee, and their continued management, will be contingent on our Company’s compliance with the following financial covenants at all times:

1.1.	In each of the calendar years listed on the table below, the operating profit to service the debt of the Company will not be less than the amount listed on the table below beside each relevant year:

Year	EBITDA
2016	USD 786,000
2017	USD 702,000
2018	USD 700,000

A deviation of up to 15% will not be considered to be a violation of the aforesaid condition.

1.2.	In each of the calendar years listed on the table below, the debt coverage ratios of the Company will not exceed the amount listed on the table below, beside each relevant year:

Year	Debt Coverage Ratio (*)
2016	2.97
2017	2.92
2018	2.52

In the event of a deviation in EBITDA of up to 15% of the values listed in Section 1.1 above, due to which a deviation occurs in the debt coverage ratios in any year, the aforesaid deviation will not be considered to be a violation of this condition.

1.3.	In each of the calendar years listed in the table below, the Company’s equity will not be less than the amount listed on the table beside the same relevant year:

Year	Equity (*)
2016	USD 2,564,000
2017	USD 2,946,000
2018	USD 3,343,000

In this Section 1, the following terms shall be defined as follows:

“Financial Statements” shall mean – the annual financial statements of the Company on a solo basis, published by the Company in accordance with the generally accepting accounting standards, including, inter alia, a balance sheet, income statement, statement of cash flow, statement of changes to equity and any other report or note required under the accounting standard rules and/or by any of the competent authorities.

“Operating Profit to Service the Debt (EBITDA)” – the aggregate amount of operating profit from ongoing activity, pursuant to the most recent annual financial statements, before financing expenses (interest, linkage differentials, exchange rate and currency differentials and fees) and taxes, in addition to depreciation and amortization expenses recorded in the same period. For the avoidance of doubt, the definition of the EBITDA will not include sections in accordance with the following:

a.	Revaluation gains/losses of real estate for investment.

b.	Capital gains/losses.

c.	Investment revaluation gains/losses.

d.	Gains from the elimination of negative goodwill.

e.	Management fees to the parent company of B.O.S. Better Solutions Ltd. – insofar as the management fees are recorded as an expense in the Company’s profit and loss statement, provided that the amount thereof does not exceed the amount set forth for management fees which, when paid, are excluded from the letters of subordination that the Company and its shareholders have signed and/or will sign vis-à-vis the Bank.

“Debt Coverage Ratio” – the amount received from the division of the aggregate amount of the balance of the liabilities towards banks, financial institutions, bondholders and other lenders of any kind, including debt to shareholders/affiliates that is not discounted (*), with the Operating Profit to Service the Debt.

“Equity” – equity as presented in the financial statements including paid up share capital, undistributed surplus and reserves.

1.4.	The financial covenants determined in Sections 1.1-1.3 above (hereinafter: the “Financial Covenants”) are based on accounting standards, accounting rules, accounting estimates and policy (hereinafter: the “Accounting Treatment”), as applied in the Company’s most recent financial statements, as of the date of this document (hereinafter: the “Recent Financial Statements”).

Accounting Treatment that is different from that on the basis of which the Recent Financial Statements were prepared, including but not only due to the application of the IFRS (international financial reporting standards), new/other/any accounting standards in Israel or abroad, changes to estimates and/or changes to accounting policy (all of the above will be hereinafter, jointly and severally, the “New Accounting Measurements”), may lead to changes that impact the Financial Covenants.

Therefore, the Company agrees as follows:

At any time in which it appears to the Bank, at its sole discretion, that changes have occurred and/or will occur in the Company’s financial statements due to New Accounting Measurements, the Bank may, after consulting with the Company but without being required to receive the Company’s consent, notify the Company of the changes that the Bank requires in the Financial Covenants (hereinafter: the “Amended Financial Covenants”), in order to adjust them to the changes as stated, with the intention of adjusting them to the original financial purpose based on which the Financial Covenants were determined.

In a case in which the Bank notifies the Company of Amended Financial Covenants, they will bind the Company as of the date on which the Bank’s notice was provided, and this document will be considered to include the Amended Financial Covenants, as of the delivery of the Bank’s notice.

1.5.	In addition, and without derogating from the above, it is agreed that in the fourth quarter of 2018, updated financial covenants will be set that will apply to the Company as of 2019 and thereafter.

2.	Undertaking to refrain from changing ownership and control of the Company

We undertake that there will be no change to the holdings percentages of the shareholders in the share capital and voting rights in the Company compared to the current percatnages on the signing date of this document, without the prior written consent of the Bank.

“Control” for the purpose of this document is as defined in the Israeli Securities Law, 5728-1968.

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3.	Undertaking to refrain from performing a merger

We undertake not to perform, undertake to perform or initiate any proceedings to perform a merger with another/other corporation/s or to perform a split without the prior written consent of the Bank to the same. For the same purpose, we undertake to immediately provide the Bank with any information and document that the Bank requires, at its discretion, in order to determine its position regarding the merger.

The Company’s undertakings as stated in this section above apply both regarding a merger under the Eighth Part or the Ninth Part of the Companies Law, 5759-1999 and regarding any action that results in the acquisition of substantially all assets of the Company by another person or corporation, or any action in consequence of which shares of the Company are acquired that grants the purchaser control of the Company, or any action in consequence of which the Company, directly or indirectly, acquires substantially all assets of another corporation, or shares of another corporation that grants it control over the same corporation.

4.	Undertaking to furnish financial statements

We undertake to provide you with the following reports:

4.1.	By no later than April 30 of each year, annual financial statements of the Company, on a consolidated basis as well as of the Company alone, including, inter alia, a balance sheet, income statement, cash flow and any other report required by the competent authorities (hereinafter: the “Financial Statements”), annual, audited by a certified external accountant, and referring to December 31 of the previous year.

4.2.	By no later than 45 days from the end of each quarter, quarterly financial statements of the Company on a consolidated basis, relating to the recently ended quarter.

4.3.	By no later than 30 days from the end of each quarter, reports signed and approved by the CFO of the Company regarding inventory, receivables, liabilities of the Company to the bank system, and payables of the Company. The aforesaid reports will include, inter alia, the following details as well:

4.3.1.	A floating charge report, such as the sample attached.

4.3.2.	Inventory report – including details regarding the raw materials, raw materials in transit (paid for by the Company), work in progress, ancillary materials, and finished products. Additionally, reports regarding the aforesaid inventory components will include details regarding the credit of the Company’s suppliers for the inventory components and details regarding the credit secured by bank guarantees.

4.3.3.	Receivables report – including details of receivables in Israel and abroad, checks and deeds for collection, advances from customers (that are not provided against a bank guarantee) and details about aging of receivables and names of the main customers.

4.3.4.	Report of the total liabilities to the bank system and other creditors (detailed based on each of the banks and other creditors separately) – including details regarding short-term credit (including from the State of Israel), long term loans, documentary import credit of the Company, guarantees and total credit.

4.3.5.	Report of additional debt balances – including details of debts to employees (for wages, vacation, severance and pension), provisions to income tax originally for the employees, debts to local authorities and debts to government institutions (such as income tax, purchase tax, national insurance, property tax, etc.).

4.3.6.	Report of suppliers – including detail regarding suppliers in Israel, suppliers abroad and details regarding aging suppliers and listing names of the main suppliers.

4.3.7.	Report of budget versus actual performance.

4.4.	Before the end of each calendar year, the Company undertakes to provide the Bank with a budget for the subsequent calendar year; however, providing the aforesaid annual budget to the Bank by no later than January 30 of each subsequent year will not be considered to be a violation.

4.5.	By no later than 14 business days from the publication of any financial report, approval of an accountant of the Company or the CFO of the Company, at the Company’s selection, regarding its compliance with the financial covenants set forth in this document, which will include an attached explanation and calculation regarding the manner with which the Company complied with the aforesaid financial covenants.

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4.6.	At the request of the Bank, any document, report or additional information in addition to other clarifications, insofar as required, including and without derogating from the generality of the above, a detailed business plan and reports that the Company will provide to its shareholders, all in the manner and form requested by the Bank.

5.	Undertaking to furnish additional reports

We undertake to provide you with a copy of any approval, notice, report or other document that we are required to provide the Companies Registrar and/or the Securities Authority under any law, upon its delivery to the Companies Registrar and/or Securities Authority as stated.

6.	Undertaking to refrain from issuing bearer securities

We undertake not to issue bearer certificates without the Bank’s prior written consent.

We declare that as of the signing of this document, the Company has not issued bearer securities.

7.	Undertakings vis-à-vis third parties

a.	We undertake to notify the Bank, a reasonable time in advance and in writing, of our intention to make undertakings towards any third party, including but not limited to by way of an issuance, which do or may limit, in any manner, our right to create securities in favor of the Bank that are required and/or may be required to secure credit and/or existing and/or anticipated services of the Bank, and to provide the Bank with the wording of the undertaking as stated before its final formation. We are aware that undertakings towards a third party as stated may cause termination and/or reduction of the credit limits before they expire and/or terminate an undertaking to provide credit and/or bank services, if provided and/or will be provided, and we agree to the same.

b.	We undertake to notify the Bank, a reasonable time in advance and in writing, of our intention to undertake, towards any third party, including but not limited to by way of an issuance, financial covenants the breach of which would or may entitle the same third party to call our debts for immediate repayment. In such a case, the Bank may, at its discretion, notify us of the changes required to the covenants that we have undertaken vis-à-vis the Bank (the “Amended Covenants”), and at the Bank’s request, the Amended Covenants will bind us, as of the date on which the aforesaid notice was provided.

8.	Validity of the undertakings

Our aforesaid undertakings will remain in force as long as we owe or will owe you any amounts on account of the loans, credit and/or other bank services that you have provided and/or will provide us in the future and/or as long as the undertakings and guarantees towards you or for your benefit is in force.

In any event in which we fail to meet the Financial Covenants, in whole or in part, or if we violate any of the other undertakings set forth in this document above, in whole or in part – in addition to any other remedy to which we will be entitled under any law or under any other undertaking of ours towards you, included or that will be included in any document – you may call all or part of our debts and undertakings towards you for immediate repayment, and you may collect them from us in addition to any amount that, in the Bank’s opinion, may cover the losses and/or expenses incurred by the Bank as a result of calling for immediate repayment as stated.

It is clarified that failure to take proceedings by the Bank for a breach of a previous undertaking or non-fulfillment of one or more of our undertakings towards the Bank, whether the same undertaking is included in this document or is included or will be included in another document, will not be considered to be abandonment or waiver on the Bank’s part of its rights and/or justification or a pretext for the continued existence of the breach and/or the existence of any additional breach or additional non-fulfillment of any condition or undertaking of ours as stated.

Sincerely,

Bos-Odem Ltd.